                                                                     Exhibit (b)
                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             SUNAMERICA SERIES TRUST

                                  JUNE 15, 2004

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             SUNAMERICA SERIES TRUST

                                      INDEX

Section and Title                                                                              Page
Article I.        SHAREHOLDERS...............................................................    1
         1.01     Annual Meetings............................................................    1
         1.02     Special Meetings...........................................................    1
         1.03     Place of Meetings..........................................................    1
         1.04     Notice of Meetings.........................................................    1
         1.05     Quorum.....................................................................    2
         1.06     Votes Required.............................................................    2
         1.07     Proxies....................................................................    2
         1.08     List of Shareholders.......................................................    3
         1.09     Voting.....................................................................    3
         1.10     Action by Shareholders Other than at a Meeting.............................    3

Article II.       BOARD OF TRUSTEES..........................................................    3
         2.01     Powers.....................................................................    3
         2.02     Number of Trustees.........................................................    3
         2.03     Regular Meetings...........................................................    3
         2.04     Special Meetings...........................................................    4
         2.05     Notice of Meetings.........................................................    4
         2.06     Quorum.....................................................................    4
         2.07     Compensation and Expenses..................................................    4
         2.08     Action by Trustees Other than at a Meeting.................................    5
         2.09     Committees.................................................................    5
         2.10     Holding of Meetings by Conference Telephone Call...........................    5

Article III.      Officers...................................................................    5
         3.01     Executive Officers.........................................................    5
         3.02     Chairman and Vice Chairman of the Board....................................    6
         3.03     President..................................................................    6
         3.04     Vice President.............................................................    6
         3.05     Secretary and Assistant Secretaries........................................    6
         3.06     Treasurer and Assistant Treasurers.........................................    6
         3.07     Subordinate Officers.......................................................    7
         3.08     Removal....................................................................    7

Article IV.       SHARES OF BENEFICIAL INTEREST..............................................    7
         4.01     Certificates...............................................................    7
         4.02     Record Dates...............................................................    8

Article V.        GENERAL PROVISIONS.........................................................    8
         5.01     Checks.....................................................................    8
         5.02     Custodian..................................................................    8
         5.03     Bonds......................................................................    9
         5.04     Inspection of Records......................................................    9
         5.05     Representation of Shares...................................................    9
         5.06     Offices of the Trust.......................................................    9

Article VI.       INDEMNIFICATION............................................................    9

Article VII.      AMENDMENT OF BY-LAWS.......................................................   11

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             SUNAMERICA SERIES TRUST

                                    ARTICLE I

                                  SHAREHOLDERS

      Section 1.01. Annual Meetings. Unless otherwise required by law, the Declaration of Trust as amended from time to time (the "Declaration") or by these By-Laws, the Trust shall not be required to hold an annual meeting of Shareholders unless the Board of Trustees determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of Shareholders shall be held at such date and time as may be designated from time to time by the Board for the election of Trustees and the transaction of any business within the powers of the Trust. Such business as is specifically required by statute or by the Declaration to be stated in the notice must be so stated. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Trust nor affect otherwise valid acts of the Trust.

      Section 1.02. Special Meetings. Special meetings of the Shareholders may be called any time by the Chairman of the Board of Trustees or the President, or by a majority of the Board by vote at a meeting or in writing with or without a meeting, or in writing by those Shareholders holding a majority of the outstanding Shares of beneficial interest of the Trust.

      Section 1.03. Place of Meetings. Meetings of the Shareholders for the election of Trustees shall be held at such place either within or without the Commonwealth of Massachusetts as shall be designated from time to time by the Board of Trustees and stated in the notice of the meeting. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the Commonwealth of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 1.04. Notice of Meetings. Not less than ten days nor more than 90 days before the date of any Shareholders' meeting, the Secretary shall give to each Shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the Shareholder personally or by leaving it at the Shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the Person or Persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such Persons. Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

      Section 1.05. Quorum. At any meeting of Shareholders the presence in person or by proxy of Shareholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum the Shareholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 1.06. Votes Required. A majority of the votes cast at a meeting of Shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Declaration.

      Section 1.07. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Trust as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly be several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu or the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

      Section 1.08. List of Shareholders. At each meeting of Shareholders, a full, true and complete list in alphabetical order of all Shareholders entitled to vote at such meeting, certifying the number of Shares held by each, shall be made available by the Secretary.

      Section 1.09. Voting. In all elections for Trustees every Shareholder shall have the right to vote, in person or by proxy, the Shares owned of record by the Shareholder, for as many Persons as there are Trustees to be elected and for whose election the Shareholder has a right to vote. At all meetings of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. If demanded by Shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the Chairman, the vote upon election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the Shareholders at a meeting of shareholders, to serve until the close of the next meeting of shareholders. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the Shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the Chairman of the meeting may appoint an inspector or inspectors.

      Section 1.10. Action by Shareholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and any other Shareholders entitled to notice of a meeting of Shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Trust.

                                   ARTICLE II

                                BOARD OF TRUSTEES

      Section 2.01. Powers. The Board may exercise all the powers of the Trust, except such as are by statute, the Declaration, or these By-Laws conferred upon or reserved to the Shareholders. The Board shall keep full and fair accounts of its transactions.

      Section 2.02. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees; provided, however, the number of Trustees shall in no event be reduced to less than three by such an instrument. The tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees made by the Board.

      Section 2.03. Regular Meetings. After any meeting of Shareholders at which a Board of Trustees shall have been elected, the Board so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of Shareholders. Other regular meetings of the Board shall be held on such dates and at such places within or without the Commonwealth of Massachusetts as may be designated from time to time by the Board.

      Section 2.04. Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Trust, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the Commonwealth of Massachusetts as may be designated from time to time by the Board. In the absence of such designation, such meetings shall be held at such places as may be designated in the calls.

      Section 2.05. Notice of Meetings. Except as provided in Section 2.03, notice of the place, day and hour of every regular and special meeting of the Board of Trustees shall be given to each Trustee two days (or more) before the meeting, by delivering the same personally, or by sending the same by telegraph, or by leaving the same at the Trustee's residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Trustee at the Trustee's last known business or residence post office address, according to the records of the Trust. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any Trustee who attends, or to any Trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

      Section 2.06. Quorum. At all meetings of the Board, one-third of the entire Board (but in no event fewer than two trustees) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Declaration or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the trustees present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 2.07. Compensation and Expenses. Trustees may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or fixed fee for attendance at meetings. In addition, Trustees may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Trustees. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.

      Section 2.08. Action by Trustees Other than at a Meeting. Unless otherwise required by law, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      Section 2.09. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Trustees. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Trust, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

      Section 2.10. Holding of Meetings by Conference Telephone Call. At any regular or special meeting of the Board or any committee thereof, members thereof may participate in such a meeting by means of conference telephone or similar communications equipment by which all Persons participating in the meeting can hear each other. Unless otherwise required by law or regulations, participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE III

                                    OFFICERS

      Section 3.01. Executive Officers. The Board of Trustees may choose a Chairman of the Board and a Vice Chairman of the Board from among the Trustees, and shall choose a President, a Secretary and a Treasurer who need not be Trustees. The Board of Trustees shall designate as principal executive officer of the Trust either the Chairman of the Board, the Vice Chairman, or the President. The Board of Trustees may choose an Executive Vice President, one or more Senior Vice Presidents, once or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Trustee. Any two or more of the above-mentioned offices, except those of President and a Vice-President, may be held by the same Person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Declaration of Trust, by the By-Laws or by resolution of the Board of Trustees to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired term of the Board of Trustees at any regular or special meeting, or by written consent of a majority of the Trustees then in office.

      Section 3.02. Chairman and Vice Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Trustees and of the Shareholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Trustees. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the Shareholders and Trustees, and he shall perform such other duties as may from time to time be assigned to him by the Board of Trustees or as may be required by law.

      Section 3.03. President. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the Shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Trust, and such other duties, as from time to time, may be assigned to him by the Board.

      Section 3.04. Vice Presidents. The Vice President or Vice Presidents, including any Executive or Senior Vice Presidents, at the request of the President, in the President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

      Section 3.05. Secretary and Assistant Secretaries. The Secretary shall: keep the minutes of the meetings of Shareholders, of the Board and of any committees, in books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Trust; see that the seal of the Trust is affixed to all documents the execution of which, on behalf of the Trust, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a Trust, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.

      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

      Section 3.06. Treasurer and Assistant Treasurers. The Treasurer shall: have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 5.02 of these By-Laws; render to the

President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Trust; and in general, perform all the duties incident to the office of a treasurer of a Trust, and such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.

      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President, or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.

      Section 3.07. Subordinate Officers. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

      Section 3.08. Removal. Any officer or agent of the Trust may be removed by the Board whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the Person so removed.

                                   ARTICLE IV

                          SHARES OF BENEFICIAL INTEREST

      Section 4.01. Certificates. The Trust does not presently intend to issue certificates for shares of beneficial interest. If, however, the Board authorizes the issuance of certificates representing shares of beneficial interest, such certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In no event shall certificates be issued for fractional Shares. Such certificates shall be in such form, not inconsistent with law or with the Declaration, as shall be approved by the Board. In case any officer of the Trust who has signed any certificate ceases to be an officer of the Trust, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Trust as if the officer had not ceased to be such officer as of the date of its issue. Certificates need not be issued except to Shareholders who request such issuance in writing.

      The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4.02. Record Dates. The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date in any case shall be not more than 60 days, and in case of a meeting of Shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

                                    ARTICLE V

                               GENERAL PROVISIONS

      Section 5.01. Checks. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      Section 5.02. Custodian. All Securities and cash of the Trust shall be placed in the custody of a bank or trust company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder). The Trust shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and Securities of the Trust held by the Board of Trustees of the Trust. The Trust shall, upon the resignation or inability to serve of the Custodian, use its best efforts to obtain a successor Custodian; require that the cash and Securities owned by the Trust be delivered directly to the successor Custodian; and in the event that no successor Custodian can be found, submit to the Shareholders, before permitting delivery of the cash and Securities owned by the Trust to other than a successor Custodian, the question whether or not the Trust shall be liquidated or shall function without a Custodian.

      The Trustees may direct the Custodian to deposit all or any part of the Securities owned by the Trust in a system for the central handling of Securities established by a national Securities exchange or a national Securities association registered with the Securities and Exchange Commission, or otherwise in accordance with applicable law, pursuant to which system all Securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such Securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

      The Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of Securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such Securities.

      Section 5.03. Bonds. The Board may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of such Person's duties, with one or more sureties and in such amount as may be satisfactory to the Board.

      Section 5.04. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted Shareholders of a Massachusetts business corporation.

      Section 5.05. Representation of Shares. Any officer of the Trust is authorized to vote, represent and exercise any and all rights incident to any Shares of any corporation or other business enterprise owned by the Trust.

      Section 5.06. Offices of the Trust. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the city of Boston, County of Suffolk. The principal executive office of the Trust is hereby fixed and located at 1 SunAmerica Center, Century City, Los Angeles, California, 90067. The Trustees are granted full power and authority to change from time to time the respective locations of said principal and principal executive offices. Any such change shall be noted in the By-Laws opposite this Section, or this Section may be amended to state the new location. Branch or subordinate offices may be established at any time by the Trustees at any place or places.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6. Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

      (i) every person who is or has been a trustee, director, officer, agent and employee of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a trustee, director, officer, agent or employee and against amounts paid or incurred by that individual in the settlement thereof;

      (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgements, amounts paid in settlement or compromise, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Covered Person:

      (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard on the duties involved in the conduct of that individual's office;

      (ii) with regard to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that that individual's action was in the best interest of the Trust; or

      (iii) in the event of a settlement involving a payment by a Covered Person or other disposition not involving a final adjudication as provided in paragraph
(b)(i) or (b)(ii) above resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of that individual's office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that that individual did not engage in such conduct:

            (A) by vote of a majority of the Disinterested Trustees (as defined below) acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter; or

            (B) by written opinion of (i) the then-current legal counsel to the Trustees who are not Interested Persons of the Trust or (ii) other legal counsel chosen by a majority of the Disinterested Trustees (or if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Trustees who are not Interested Persons of the Trust) and determined by them in their reasonable judgement to be independent.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such person. Nothing contained herein hall limit the Trust from entering into other insurance arrangements or affect any rights to indemnification to which Trust personnel, including Covered Persons, may be entitled by contract or otherwise under law.

      (d) Expenses of preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in paragraph (a) of this
Section 6 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the

Covered Person to repay such amount if it is ultimately determined that the Covered Person is not entitled to indemnification under this Section 6, provided that either:

      (i) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

      (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or legal counsel meeting the requirement in Section 6(b)(iii)(B) above in a written opinion, shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      As used in this Section 6, a "Disinterested Trustee" is on (i) who is not an "Interested Trustee" of the Trust (including anyone who has been exempted from being an "interested Person" by any rule, regulation or order of the Commission) and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending.

      (e) With respect to any such determination or opinion referred to in clause (b)(iii) above, a rebuttable presumption shall be afforded that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office in accordance with pronouncements of the Commission.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

      Section 7. These By-Laws of the Trust may be altered, amended, added to or repealed by a majority of the Shareholders or by majority vote of the entire Board.